Microsemi Reports First Quarter 2012 Results

ALISO VIEJO, Calif., Jan. 26, 2012 /PRNewswire/ --Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today reported unaudited results for its first quarter of fiscal year 2012 ended Jan. 1, 2012.

(Logo: http://photos.prnewswire.com/prnh/20110909/MM66070LOGO)

  Record Net Sales of $240.9 Million, up 30.7 Percent Over Prior Year and 6.0 Percent Over Prior Quarter
  Non-GAAP Diluted EPS of $0.39
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's first quarter of 2012 achieved a record $240.9 million, up 30.7 percent from the first quarter of 2011 and up 6.0 percent from the fourth quarter of 2011. These results include a partial quarter of contribution from the Zarlink acquisition.

Non-GAAP gross margin was 54.7 percent, up 110 basis points from the prior year first quarter and down 260 basis points from the prior quarter. Non-GAAP operating margin was 21.5 percent, down 150 basis points from the prior year first quarter and down 480 basis points from prior quarter. Non-GAAP net income was $33.6 million or $0.39 per diluted share, compared to $31.1 million or $0.37 per diluted share in the prior year first quarter and $45.6 million or $0.53 per diluted share in the prior quarter.

GAAP results reflect the impact of acquisition costs, credit facility amendment costs and non-cash amortization expense. GAAP gross margin, which included the effect of non-cash purchase accounting adjustments, was 52.2 percent, up 70 basis points from the prior year first quarter and down 490 basis points from the prior quarter. GAAP operating margin was a loss of 0.3 percent, down 370 basis points from the prior year first quarter and down 1,300 basis points from the prior quarter. GAAP net loss was $44.6 million or $0.52 per diluted share, compared to net loss of $1.3 million or $0.02 per diluted share in the prior year first quarter and net income of $42.1 million or $0.49 per diluted share in the prior quarter. Adjustments to reconcile Microsemi's GAAP and non-GAAP results are further discussed below.

"We believe that 2012 will be a great year for Microsemi. In a challenging environment we have transformed the company, adding more organic growth product capability than we have had at any time in the company's history," said James J. Peterson, president and chief executive officer for Microsemi. "Our continuing operational focus as we streamline the business will provide the leverage necessary to drive our profitability to new heights and more dollars to the bottom line. To the benefit of our shareholders, Microsemi will remain focused on these goals."

Business Outlook

Microsemi expects that for the second quarter of fiscal year 2012, net sales will increase to between 1 percent and 5 percent, sequentially. On a non-GAAP basis, the company expects earnings per diluted share for the second quarter of fiscal year 2012 to be $0.43 to $0.48.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Information for First Quarter 2012 Earnings Conference Call and Webcast:

Date:	Thursday, Jan. 26, 2012
Time:	4:45 p.m. EST (1:45 p.m. PST)

To access the webcast, log on to www.microsemi.com, go to the Investors section and then to Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, call 877-264-1110 or 706-634-1357 at approximately 4:35 p.m. EST (1:35 p.m. PST). Please provide the following ID Number: 42222033.

A telephonic replay will be available from 6 p.m. EST (3 p.m. PST) on Thursday, Jan. 26, 2012 through 11:59 p.m. EST (8:59 p.m. PST) on Thursday, Feb. 2, 2012. To access the replay, call: 855-859-2056 or 404-537-3406. Please enter the following ID Number: 42222033.

Non-GAAP Adjustments

Microsemi's GAAP results for the first quarter of fiscal year 2012 included $34.0 million in fees that increased our term loan facility from $375.0 million to $800.0 million, $7.8 million in restructuring and other charges, $6.1 million in acquisition-related costs, as well as non-cash expenses of $24.9 million in amortization of acquired intangibles, $7.5 million in stock-based compensation, $6.1 million in manufacturing profit in acquired inventory, $3.5 million in fixed asset impairment and $5.1 million in income from adjustments to the fair value of its debt and derivative instruments, and their related tax effects. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

About Microsemi Corporation

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor solutions for: aerospace, defense and security; enterprise and communications; and medical, alternative energy and industrial markets. Products include high-performance, high-reliability analog and RF devices, mixed-signal and RF ICs, ultra low-power radios, customizable SoCs, FPGAs and complete subsystems. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,000 employees globally. Learn more at www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, its resumption of growth in the second fiscal quarter of 2012, its driving of profitability of Zarlink in line with Microsemi's long term targets, and its surpassing of the $1 billion sales mark, all while delivering strong cash flow and bottom line results, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations, including, without limitation, the impact of recent flooding in Thailand; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Aliso Viejo, Calif. (949) 380-6100.

(Financial Tables Follow)

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)
	Quarter Ended
	Jan. 1, 2012	Oct. 2, 2011	Jan. 2, 2011

Net sales	$240,920	$227,291	$184,351

Selected GAAP Financial Measures
Gross profit	$125,736	$129,875	$95,029
Gross margin	52.2%	57.1%	51.5%
Operating income (loss)	$(668)	$28,753	$6,323
Operating margin	(0.3%)	12.7%	3.4%
Net income (loss)	$(44,602)	$42,085	$(1,296)
Diluted earnings (loss) per share	$(0.52)	$0.49	$(0.02)

Selected Non-GAAP Financial Measures
Gross profit	$131,861	$130,223	$98,812
Gross margin	54.7%	57.3%	53.6%
Operating income	$51,806	$59,727	$42,391
Operating margin	21.5%	26.3%	23.0%
Net income	$33,597	$45,561	$31,132
Diluted earnings per share	$0.39	$0.53	$0.37

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (1) to (8) below.

MICROSEMI CORPORATION

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

(Unaudited, in thousands except for per share amounts)

	Quarter Ended
	Jan. 1, 2012	Oct. 2, 2011	Jan. 2, 2011

GAAP gross profit	$125,736	$129,875	$95,029
Manufacturing profit in acquired inventory (2)	6,125	348	3,783
Non-GAAP gross profit	$131,861	$130,223	$98,812

GAAP operating income (loss)	$(668)	$28,753	$6,323

Manufacturing profit in acquired inventory (2)	6,125	348	3,783
Restructuring and other special charges (1)	7,692	2,511	6,856
Amortization of intangible assets (3)	24,862	17,642	12,071
Stock based compensation (4)	7,531	7,300	7,278
Exceptional legal matters (5)	117	37	19
Acquisition costs (6)	6,147	3,136	6,061
Non-GAAP operating income	$51,806	$59,727	$42,391

GAAP net income (loss)	$(44,602)	$42,085	$(1,296)

Manufacturing profit in acquired inventory (2)	6,125	348	3,783
Restructuring and other special charges (1)	7,692	2,581	6,856
Amortization of intangible assets (3)	24,862	17,642	12,071
Stock based compensation (4)	7,531	7,300	7,278
Exceptional legal matters (5)	117	37	19
Acquisition costs (6)	6,147	3,136	6,061
Loss related to Thailand flood and facility closures (1)	3,506	—	—
Credit facility issuance and refinancing costs (7)	34,031	—	13,424
Fair value change in debt and derivative instruments (7)	(5,103)	2,046	4,449
Income tax effect on non-GAAP adjustments (8)	(6,709)	(29,614)	(21,513)
Non-GAAP net income	$33,597	$45,561	$31,132

GAAP diluted earnings (loss) per share	$(0.52)	$0.49	$(0.02)
Effect of non-GAAP adjustments on diluted earnings per share	0.91	0.04	0.39
Non-GAAP diluted earnings per share	$0.39	$0.53	$0.37

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	86,241	85,951	84,676

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (8) below.

MICROSEMI CORPORATION

Summary of Schedule Reconciling Selected Non-GAAP Financial Measures

to Comparable GAAP Financial Measures

Quarter Ended January 1, 2012

(Unaudited, in thousands except for per share amounts)

	GAAP	Non-GAAP Adjustments	Non-GAAP

Net sales	$240,920	$—	$240,920
Gross profit	$125,736	$6,125	$131,861
Operating expense	$126,404	$(46,349)	$80,055
Operating income (loss)	$(668)	$52,474	$51,806
Interest and other income (expense), net	$(44,243)	$32,434	$(11,809)
Income (loss) before income taxes	$(44,911)	$84,908	$39,997
Provision (benefit) for income taxes	$(309)	$6,709	$6,400
Net income (loss)	$(44,602)	$78,199	$33,597
Diluted earnings (loss) per share	$(0.52)	$0.91	$0.39

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (1) – (8) below.

MICROSEMI CORPORATION Consolidated Condensed Income and Supplemental Cash Flow Information (Unaudited, in thousands, except per share amounts)
		Quarter Ended
		Jan. 1, 2012	Oct. 2, 2011	Jan. 2, 2011

NET SALES		$240,920	$227,291	$184,351
Cost of sales		115,184	97,416	89,322

GROSS PROFIT		125,736	129,875	95,029

Operating expenses:
Selling, general and administrative		48,569	46,091	40,269
Research and development		39,601	32,443	23,971
Amortization of intangible assets		24,862	17,642	12,071
Acquisition costs		6,147	3,136	6,061
Restructuring charges		7,225	1,810	6,334

Total operating expenses		126,404	101,122	88,706

OPERATING INCOME (LOSS)		(668)	28,753	6,323

Interest and other income (expense), net		(44,243)	(6,617)	(21,104)

INCOME (LOSS) BEFORE INCOME TAXES		(44,911)	22,136	(14,781)

Benefit for income taxes		(309)	(19,949)	(13,485)

NET INCOME (LOSS)		$(44,602)	$42,085	$(1,296)

Earnings (loss) per share
Basic		$(0.52)	$0.50	$(0.02)
Diluted	$	(0.52)	$0.49	$(0.02)

Common and common equivalent shares outstanding:
Basic		85,217	84,448	82,716
Diluted		85,217	85,951	82,716

Supplemental Cash Flow Information OPERATING CASH FLOW		$18,849	$52,220	$9,624
Acquisition related adjustments		7,231	2,287	20,300
OPERATING CASH FLOW (ADJUSTED)		$26,080	$54,507	$29,924
Capital expenditures		(12,446)	(6,459)	(5,746)
FREE CASH FLOW (ADJUSTED)		$13,634	$48,048	$24,178

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)
	January 1, 2012	October 2, 2011
ASSETS

Current assets:
Cash and cash equivalents	$133,470	$266,631
Accounts receivable, net	139,283	110,908
Inventories	164,786	140,827
Other current assets	65,777	59,524
Total current assets	503,316	577,890
Non-current assets	1,441,395	892,583

TOTAL ASSETS	$1,944,711	$1,470,473

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$168,511	$153,689
Long-term amounts on credit facility	790,000	357,384
Other long-term liabilities	129,583	67,293
Stockholders' equity	856,617	892,107

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,944,711	$1,470,473

During the first quarter of 2012, we closed the measurement period for the acquisition of Actel Corporation that occurred in the prior year first quarter. We completed our evaluation of income tax-related information obtained about facts and circumstances that existed as of the acquisition date. In accordance with relevant accounting standards, we retrospectively adjusted the preliminary amounts previously reported and are now reporting the final amounts. In the balance sheet as of October 2, 2011, we have reflected a retrospective adjustment of $1.3 million that increased non-current deferred tax assets and retained earnings. This retrospective adjustment will be reflected in the income statement for the second quarter of 2011.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(1)

Restructuring activities involve the closure, sale and consolidation of certain of Microsemi's manufacturing and other facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations.  Remediation and impairment of fixed assets relate to facility closure costs.  Inventory write-offs due to realignment activities relate to the exiting of products that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure.  Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Gain (loss) on facility sales or closures relate to gain or loss on property and equipment and losses related to property and equipment destroyed in the Thailand flood in October 2011.  It also includes insurance recoveries on losses when or if received.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(2)

Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit.  The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross profit between periods.  In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit as it does not reflect continuing operations of acquired operations.

(3)

While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(4)

Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(5)

Amounts have related to expenses from previously disclosed matters and actions related to the International Trade Commission, as well as gains or losses on litigation settlement net of settlement costs.  Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(6)

Under relevant accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition.  These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(7)

The company elected the fair value option in accounting for term loan balances outstanding under Microsemi's credit facility prior to the most recent amendment of our credit facility.  Changes in fair value of the loan balances and related interest rate swap agreements are reflected as adjustments to the income statement.  Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results.  Upon election of the fair value option, up front debt issuance costs are immediately recognized as an expense.  Following the most recent amendment of our credit facility, we did not elect the fair value option on our term loan.  Also, we entered into a foreign currency forward near the end of the fourth quarter of fiscal year 2011 to minimize exposure to USD/CAD exchange rates in conjunction with the acquisition of Zarlink.  As of the end of the fourth quarter, exchange rates had moved such that we recorded an $11.7 million loss.  However, upon the acquisition of Zarlink Semiconductor, Inc. in the first quarter of fiscal year 2012, we recognized a $15.4 gain at settlement.  Management excludes these gains and losses from internal measurements and in evaluating current performance.

(8)

The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets.  These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT: Financial, John W. Hohener, Executive Vice President and Chief Financial Officer, +1-949-380-6100, or Investors, Robert C. Adams, Vice President of Corporate Development, +1-949-380-6100, both of Microsemi Corporation